                                                                    Exhibit 23.1

              Consent of Independent Certified Public Accountants


     THE COMPANY HAS BEEN UNABLE TO OBTAIN AN AUDIT OPINION ON THE FINANCIAL
     -------------------------------------------------------------
STATEMENTS AND NOTES THERTO FOR THE YEAR ENDED DECEMBER 26, 1998 AND DECEMBER
-----------------------------------------------------------------------------
27, 1997 FROM ITS INDEPENDENT AUDITOR PRINCIPALLY AS A RESUULT OF THE
---------------------------------------------------------------------
INDEPENDENT AUDITOR'S CONCERN OVER THE ABILITY OF THE COMPANY TO CONTINUE AS A
------------------------------------------------------------------------------
GOING CONCERN.  CONSEQUENTLY, THE FINANCIAL STATEMENTS AND NOTES THERETO,
-------------------------------------------------------------------------
SELECTED FINANCIAL DATA, AND MAMANEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
------------------------------------------------------------------------------
CONDITION AND RESULTS OF OPERATIONS, HEREIN CONTAINED ARE PRESENTED AS
----------------------------------------------------------------------
UNAUDITED.  THE READER OF THE FINANCIAL STATEMENTS, NOTES, SELECTED FINANCIAL
-----------------------------------------------------------------------------
DATA, AND MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
-------------------------------------------------------------------------
RESULTS OF OPERATIONS SHOULD CAREFULLY CONSIDER THE LACK OF AN INDEPENDENT
--------------------------------------------------------------------------
AUDITORS ATTESTATION TO THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE
--------------------------------------------------------------------------------
COMPANY FOR DECEMBER 27, 1997 AND DECEMBER 26, 1998 PRESENTED IN THIS FORM 10-K.
--------------------------------------------------------------------------------